Exhibit 4.1

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE OR AS PAYMENT OF INTEREST ON THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY APPLICABLE EXEMPTION THEREFROM.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE OR AS PAYMENT OF INTEREST ON THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT, (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (III) SUCH OFFER OR TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A NOTEHOLDERS AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH AGREEMENTS.

EUROSITE POWER INC.

4% SENIOR CONVERTIBLE NOTE DUE 2017

Name of Holder:
Principal Amount:	$
Date:

EuroSite Power Inc., a Delaware corporation (the “Company,” which term shall include any successor corporation under the Noteholders Agreement referred to below), promises to pay to the Holder as set forth above (the “Holder”), or registered assigns, the principal amount set forth above on June 14, 2017. The Company promises to pay interest on the principal amount of this Note at the rate of 4.00% per annum.  The Company shall pay interest semi-annually in arrears on June 14 and December 14 of each calendar year and at maturity, whether by acceleration or otherwise.  Interest will be computed on the basis of a 360-day year of twelve 30-day months. This Note has been issued in exchange for one of the Company’s 4% Senior Convertible Notes due 2014 (the “Original Notes”), and accrued but unpaid interest on such Original Note shall be considered accrued interest under this Note.

This Note is one of a duly authorized issue of Notes of the Company designated as its 4% Senior Convertible Notes due 2017 (the “Notes”), issued under a Noteholders Agreement executed with respect to the Original Notes, as amended (together with any exhibits and schedules thereto and as such may be amended from time to time, the “Noteholders Agreement”). The Holder of this Note is entitled to the benefits thereof and is subject to the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Attest:		EUROSITE POWER INC.

By:		By:
	Chairman of the Board		Chief Executive Officer

GUARANTEE

For value received, American DG Energy Inc., a corporation organized under the laws of the State of Delaware (herein called the “Guarantor,” which term includes any successor corporation under the Noteholders Agreement referred to in the Note upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and interest on, such Note, any other amount due and payable pursuant to the terms of the Noteholders Agreement when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, repayment at the option of the Holder or otherwise, according to the terms thereof and of the Noteholders Agreement. In case of the failure of the Company punctually to make any such payment of principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, or otherwise, and as if such payment were made by the Company.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Noteholders Agreement.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional (except as to the specific subordination provisions contained in Section 6.8 of the Noteholders Agreement), irrespective of, and shall be unaffected by, any invalidity, subordination, irregularity or unenforceability of such Note or such Noteholders Agreement, any failure to enforce the provisions of such Note or such Noteholders Agreement, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by strict and complete performance of the obligations contained in such Note and this Guarantee. The Guarantor hereby agrees that, in the event of a default in payment of principal of, and interest on, such Note, the Holders of the Notes, on the terms and conditions set forth in the Noteholders Agreement, may proceed directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

The Guarantor shall be subrogated to all rights of the Holder of such Note against the Company in respect of any amounts paid to such Holder by the Guarantor on account of such Note pursuant to the provisions of this Guarantee or the Noteholders Agreement; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and interest on, on all Notes issued under such Noteholders Agreement shall have been paid in full.

Claims under this Guarantee are, to the extent provided in the Noteholders Agreement, subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, and this Guarantee is issued subject to the provisions of the Noteholders Agreement with respect thereto. Each Holder of a Note upon which this Guarantee is endorsed, by accepting the same, agrees to and shall be bound by such provisions.

No reference herein to such Noteholders Agreement and no provision of this Guarantee or of such Noteholders Agreement shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional (except as to the specific subordination provisions contained in Section 6.8 of the Noteholders Agreement), of the due and punctual payment of principal and interest on the Note upon which this Guarantee is endorsed.

All terms used in this Guarantee which are defined in such Noteholders Agreement shall have the meanings assigned to them in such Noteholders Agreement.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed under its corporate seal and dated the date on the face hereof.

AMERICAN DG ENERGY INC.

Sincerely,

By:
Chief Executive Officer

ASSIGNMENT FORM

I or we assign and transfer this Note to:

(Assignee’s name, address and zip code)	(Assignee’s social security or tax I.D. number)

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

* Signature to be guaranteed in a manner satisfactory to the Company.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $ ___________________.

If you want the stock certificate made out in another person’s name, fill in the form below:

I or we assign and transfer this Note to:

(Assignee’s name, address and zip code) (Assignee’s social security or tax I.D. number)

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

* Signature to be guaranteed in a manner satisfactory to the Company.